Exhibit 99.1

News From:

Release Date: October 29, 2013

Contact:

Jenniffer Collins

IGI Laboratories, Inc.

(856) 697-1441

www.igilabs.com

IGI LABORATORIES ANNOUNCES THIRD QUARTER 2013 RESULTS

BUENA, NJ - (PR NEWSWIRE) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey based topical generic drug development and manufacturing company, announced its financial results for the third quarter ended September 30, 2013.

Third Quarter and Year to Date 2013 Highlights

•

Total revenues of $4.0 million in the third quarter of 2013, an increase of 100% over the same quarter in 2012

•

Total revenues of $11.5 million for the nine months ended September 30, 2013, an increase of 84% over the same period in 2012

•

Total net revenues generated from the sale of IGI label generic topical pharmaceutical products for the three and nine months ended September 30, 2013 were $1.4 million, and $4.2 million, respectively

•

Gross profit remained consistent year over year, equaling 31.0% for the nine months ended September 30, 2013 from 31.7% in the same period of 2012

•

IGI filed its eleventh and twelfth Abbreviated Drug Application, or ANDA, with the U.S. Food and Drug Administration (FDA) on July 24, 2013 and September 18, 2013 respectively

•

Net loss was $0.1 million and $1.4 million in the third quarter of 2013 and 2012, respectively

•

Net loss included research and development costs of $0.7 million and $0.6 million in the third quarter of 2013 and 2012, respectively

•

Net loss was $0.8 million and $2.7 million for the nine months ended September 30, 2013 and 2012, respectively

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “Our team has done a tremendous job this quarter. This quarter marks the fifth consecutive quarter of top line growth. Our net loss is rapidly approaching break even for the first time at IGI in over twenty-two quarters. We have solidified our market position in our first three IGI labeled topical pharmaceutical products, and we have successfully launched our fourth product, econazole nitrate cream 1%, which we acquired earlier this year, during the third quarter of 2013.” Mr. Grenfell-Gardner continued, “Our research and development team has now filed four ANDAs in 2013, which brings our total filings pending with the US FDA to twelve. Based on current IMS data, the addressable market for our pipeline of twelve ANDAs, pending approval at the US FDA is estimated at over $300 million. Our team is committed to our plan to file at least six ANDAs in 2013. We believe we are on track to at least double our 2012 total revenue and achieve profitability in 2013.”

The Company will hold a conference call today at 4:30 pm ET to discuss 3rd quarter 2013 results.

The Company invites you to listen to the call by dialing 1-877-415-3182. International participants should call 1-857-244-7325. The passcode for the conference call is 58610371.

This call is being webcast by Thomson and can be accessed at IGI's website at www.igilabs.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents (www.streetevents.com), a password-protected event management site.

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share information)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Product sales, net	$ 3,950	$ 1,464	$ 11,124	$ 4,835
Research and development income	10	496	278	1,368
Licensing, royalty and other income	35	26	97	52
Total revenues	3,995	1,986	11,499	6,255

Cost and expenses:
Cost of sales	2,684	1,222	7,932	4,271
Selling, general and administrative expenses	692	980	2,078	2,254
Product development and research expenses	661	620	2,123	1,735
Total costs and expenses	4,037	2,822	12,133	8,260
Operating loss	(42)	(836)	(634)	(2,005)
Interest expense and other, net	(53)	(586)	(121)	(740)

Net loss	$ (95)	$ (1,422)	$ (755)	$ (2,745)

Basic and diluted loss per share	$ (0.00)	$ (0.04)	$ (0.02)	$ (0.07)

Weighted Average of Common Stock and Common Stock Equivalents Outstanding
Basic and diluted	43,395,980	39,508,217	43,179,898	39,510,540

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2013 and 2012

(in thousands)

(Unaudited)

	2013	2012
Cash flows from operating activities:
Net loss	$(755)	$(2,745)
Non-cash expenses	671	1,388
Changes in operating assets and liabilities	(1,307)	156

Net cash used in operating activities	(1,391)	(1,201)

Cash flows from investing activities:
Product acquisition costs	(1,826)	-
Capital expenditures	(223)	(323)

Net cash used in investing activities	(2,049)	(323)

Net cash provided by financing activities	2,306	385

Net decrease in cash and cash equivalents	(1,134)	(1,139)
Cash and cash equivalents at beginning of period	2,536	2,914
Cash and cash equivalents at end of period	$1,402	$1,775

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	September 30, 2013	December 31, 2012*
ASSETS
Current assets:
Cash and cash equivalents	$1,402	$2,536
Accounts receivable, net	2,895	1,577
Inventories	2,523	1,773
Prepaid expenses and other receivables	232	253
Total current assets	7,052	6,139
Property, plant and equipment, net	2,634	2,691
Product acquisition costs, net	1,796	-
Restricted cash, long term	54	54
License fee, net	225	300
Debt issuance costs, net	77	100
Other	155	143
Total assets	$11,993	$9,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,561	$1,091
Accrued expenses	1,079	820
Deferred income, current	179	48
Capital lease obligation, current	8	17
Total current liabilities	2,827	1,976

Note payable, bank	3,000	1,000
Deferred income, long term	6	20
Capital lease obligation, long term	-	4
Total liabilities	5,833	3,000

Commitments and contingencies

Stockholders’ equity: Series A Convertible Preferred stock, liquidation preference - $0 and $500,000 at September 30, 2013 and December 31, 2012	-	500
Series C Convertible Preferred stock, liquidation preference - $1,822,205 at September 30, 2013 and $1,764,240 at December 31, 2012	1,517	1,517
Common stock	457	446
Additional paid-in capital	48,386	47,409
Accumulated deficit	(44,200)	(43,445)
Total stockholders’ equity	6,160	6,427
Total liabilities and stockholders' equity	$11,993	$9,427

* Derived from the audited December 31, 2012 financial statements

About IGI Laboratories, Inc.

IGI Laboratories is a developer and manufacturer of topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe”, “target”, “estimated,” "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.